                                                    Exhibit 12
















                                                      October 1, 1995




Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, NY 10022

David Rockefeller
Room 5600
30 Rockefeller Plaza
New York, NY 10020


            Reference is made to the Letter Agreement, dated as of the date hereof, among Whitehall Street Real Estate Limited Partnership V, Goldman, Sachs & Co., Goldman Sachs Mortgage Company, Tishman Speyer Properties, L.P. and David Rockefeller (the "Investor Group Letter") relating to their proposal to acquire Rockefeller Center Properties, Inc. ("RCPI").

            In connection with the Investor Group Letter, the parties hereto agree that for purposes of the Proposal (as defined in the Investor Group Letter), "Sources and Uses of Funds" shall be as set forth on Exhibit A hereto.

            In addition, the parties hereto agree that the Goldman, Sachs/Whitehall position in RCPI shall be treated as set forth below:

            o     Warrants and SARs valued at $4.00 each
            o 14% debentures remain outstanding, but subordinate to new financing
            o     GSMC Note is refinanced per existing agreement
            o $75 million Whitehall Loan is intended to be called on December 31, 2000 in accordance with its terms subject to financial considerations at the time

            If the foregoing correctly sets forth the agreement reached among the parties hereto with respect to the subject matter hereof, kindly execute this letter in the space provided below, at which time this letter shall serve as a binding and enforceable agreement among the parties hereto.

                                          Very truly yours,



                                          WHITEHALL STREET REAL
                                          ESTATE LIMITED PARTNERSHIP V

                                          GOLDMAN, SACHS & CO.

                                          GOLDMAN SACHS MORTGAGE
                                          COMPANY


                                          By: /s/ Daniel M. Neidich
                                              Name:
                                              Title:


ACCEPTED AND
AGREED TO:

TISHMAN SPEYER PROPERTIES, L.P.
By:   Tishman Speyer Properties, Inc.
      its general partner


      By: /s/ Jerry I. Speyer
         Name:
         Title:


/s/ David Rockefeller
David Rockefeller


*By:/s/ Peter W. Herman
      Peter W. Herman
      Attorney-in-Fact

                                                                  Exhibit A


                         Sources and Uses of Funds


                  Sources                                                    Uses
                ($ million)                                               ($ million)

 $440     Investor Equity                                 $334     Common Stock/Whitehall
                                                                   Warrants/SARs

  430     New Financing

   33     GSMC Interim Loan                                213     Refinancing of Current Coupons

   10     Zell Loan                                        155     GSMC Notes(1)

   18     Cash @ RCPI                                       47     Accrued Interest(2)

 $931                                                       26     Transaction Costs(2)

                                                            19     Property/G&A Expenses(2)

                                                            10     Zell Loan

                                                          $814

                                                           127     Working Capital

                                                          $931

<F1>
(1) Assumes GSMC lends $33 million to RCPI in lieu of sale of Zell stock. Assumes contractual prepayment penalty @ 103%.
<F2>
(2)   See attachment 1.

                                Attachment 1


                   Accrued Expenses and Transaction Costs



                             Sept. - Dec. 1995
                                ($ millions)



 Accrued Interest:

    Current Coupon Interest                                                          $(27.7)

    GSMC Interest                                                                      (3.7)

    14% Debenture Interest                                                             (5.3)

    Net Swap Expense                                                                  (10.0)

                                                                                     $(46.7)

 Transaction Costs:

    Zell Break-up Fee/Expenses                                                       $(11.6)

    Transaction/Refinancing Costs                                                     (14.3)

                                                                                     $(25.9)

 Property/G&A Expenses:

    G&A                                                                               $(3.5)

    Property Accounts Payable                                                         (15.0)

                                                                                     $(18.5)

 Total Accrued Expenses and Transaction
 Costs                                                                               $(91.1)